                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 14, 1997 included in the INTRUST Financial Corporation Annual Report on Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.


                                          /s/ ARTHUR ANDERSEN LLP
                                              ARTHUR ANDERSEN LLP



Oklahoma City, Oklahoma
    November 20, 1997